MEDICI VENTURES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement ("Option Agreement") is between Medici Ventures, Inc., Delaware corporation (the "Company"), and ___________________________ ("Optionee"), who agree as follows:

Section 1.     Introduction. The Company has previously adopted the Medici Ventures, Inc. Stock Option Plan (the "Plan") for the purpose of providing eligible Employees, Directors and Consultants (as defined in the Plan) with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of such individuals with the shareholders. The Company, acting through the Administrator (as defined in the Plan), has determined that its interests will be advanced by the issu-ance to Optionee of an Option under the Plan.

Section 2.     Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company ________ shares of the Company's common stock, $0.01 par value ("Common Stock"), at an Option Exercise Price of $______ per share.

Section 3.     Option Period. The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten (10) year period (the "Option Period") beginning on _______________ (the "Date of Grant"), subject to the limitation that the Option shall not be exercisable for more than a percen-tage of the aggregate number of shares offered by the Option determined by the number of Optionee's full years of employment with the Company from the Date of Grant to the date of such exercise, in accordance with the following schedule:

Number of                 Percentage of
Full Years                    Shares Purchasable

___1                            ___%
___2                            ___%
___3                            ___%

Notwithstanding anything in this Option Agreement to the contrary, the Administrator, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

Section 4.     Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exer-cised. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve: (i) by delivery to the Company of shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Administrator. If the Option Exercise Price is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, it shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notice may also be delivered by fax provided that the Option Exercise Price of such shares is received by the Company via wire transfer on the same day the fax transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. This Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

As promptly as practic-able after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certifi-cates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

Section 5.     Termination of Continuous Service. In the event Optionee's Continuous Service terminates, Optionee may exercise the Option (to the extent that Optionee was entitled to exercise the Option as of the date of termination) until the expiration of the Option Period; provided that, if the termination of Continuous Service is by the Company for Cause, the entire Option (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, Optionee does not exercise the Option before the expiration of the Option Period, the Option shall terminate.

Section 6.     Transferability. This Option shall not be trans-fer-able by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such trans-fer of this Option Agreement to heirs or legatees of Optionee shall be effec-tive to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions here-of.

Section 7.     No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

Section 8.     Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

Section 9.     Change in Control. In the event of a Change in Control, the provisions of Section 11 of the Plan shall apply.

Section 10.    RESERVED

Section 11.     Shareholders' Agreement. Optionee acknowledges that, in connection with the grant, vesting and/or exercise of this Option, the Administrator may require Optionee to execute and become a party to the Shareholders' Agreement as a condition of such grant, vesting and/or exercise.

Section 12.     Compliance With Securities Laws. Upon the acqui-si-tion of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

Section 13.     Compliance With Laws. Notwithstanding any of the other provisions here-of, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would consti-tute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

Section 14.     Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by Optionee shall be made in accordance with Section 9(e) of the Plan.

Section 15.     No Right to Employment or Other Service. Nothing in the Plan or this Option Agreement shall confer upon Optionee any right to continue to serve the Company in the capacity in effect at the time the Optionee was granted or shall affect the right of the Company to terminate (a) the employment of Optionee with or without notice and with or without Cause or (b) any other service relationship between Optionee and the Company, as the case may be. The cause of any termination of employment or service shall be determined by the Administrator, and its determination shall be final.

Section 16.     Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Administrator in its sole discretion and judgment, and that any such determi-nation and any inter-pretation by the

Administrator of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

Section 17.     Legends on Certificate. The certificates represent-ing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop‑transfer instruc-tions with respect to such shares.

Section 18.     Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company's principal corporate offices. Any notice required to be delivered to Optionee under this Option Agreement shall be in writing and addressed to Optionee at Optionee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights here-under and Optionee shall be deemed to have fami-liarized himself or herself with all matters con-tained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

Section 19.     Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accor-dance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

Section 20.     Agreement Subject to Plan. This Option Agreement is sub-ject to the Plan. The terms and provisions of the Plan (including any subsequent amend-ments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All defini-tions of words and terms contained in the Plan shall be applicable to this Option Agreement.

Section 21.     Successors and Assigns. The Company may assign any of its rights under this Option Agreement. This Option Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Optionee and Optionee's beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

Section 22.     Severability. The invalidity or unenforceability of any provision of the Plan or this Option Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Option Agreement, and each provision of the Plan and this Option Agreement shall be severable and enforceable to the extent permitted by law.

Section 23.     Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Option Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Optionee's employment or other service with the Company.

Section 24.     Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect Optionee's material rights under this Option Agreement without Optionee's consent.

Section 25.     No Impact on Other Benefits. The value of Optionee's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 26.     Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 27.     Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the ____ day of ___________, ______.

MEDICI VENTURES, INC.

By:    __________________________________

Name:	__________________________________

Title:    __________________________________

OPTIONEE

________________________________________